February 2024

Pricing Supplement No. 997

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 16, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc. and the American Depositary Shares of Trip.com Group Limited

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc. and the American Depositary Shares of Trip.com Group Limited, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not guarantee the repayment of any principal. Instead, the securities offer the opportunity for investors to earn a fixed monthly coupon at an annual rate of 12.90%. In addition, if the determination closing price of each of the class A common stock of Airbnb, Inc., the common stock of Booking Holdings Inc., the common stock of Expedia Group, Inc. and the American depositary shares of Trip.com Group Limited is greater than or equal to its respective redemption threshold level on any monthly determination date (beginning after six months), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related monthly coupon. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final monthly coupon, either (i) if the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the stated principal amount, or (ii) if the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that reflects the full depreciation in the price of the worst performing underlying stock and that is significantly less than the principal amount of the securities and could be zero. As a result, investors must be willing to accept the risk of receiving a payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal based on the worst performing of four underlying stocks in exchange for the opportunity to earn interest at a potentially above-market rate. Investors will not participate in the appreciation of any of the underlying stocks. Because the payment at maturity on the securities is based on the worst performing underlying stock, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment even if one or more of the other underlying stocks have appreciated or have not declined as much. Investors will therefore be exposed to the risks related to each underlying stock. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:

Airbnb, Inc. class A common stock (the “ABNB Stock”), Booking Holdings Inc. common stock (the “BKNG Stock”), Expedia Group, Inc. common stock (the “EXPE Stock”) and Trip.com Group Limited American depositary shares (“ADSs”), each Trip.com Group Limited ADS representing one Trip.com Group Limited ordinary share (the “TCOM Stock”)

Aggregate principal amount:	$1,550,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 16, 2024
Original issue date:	February 22, 2024 (3 business days after the pricing date)
Maturity date:	February 20, 2026
Early redemption:

The securities are not subject to automatic early redemption until August 15, 2024. Following this initial 6-month non-call period, if, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date; provided that if, due to a market disruption event or otherwise, such determination date is postponed, the early redemption payment shall be made on the third business day following such determination date as postponed. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early if the determination closing price of any underlying stock is less than the respective redemption threshold level for such underlying stock on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the monthly coupon for the related monthly interest period.
Early redemption dates:

Starting after six months, monthly, on the 20th day of each month, beginning August 20, 2024; provided that if any such day is not a business day, the related monthly coupon will be paid on the next succeeding business day and no adjustment will be made to any monthly coupon payment made on that succeeding business day.

Determination closing price:

With respect to each underlying stock, the closing price of such underlying stock on any determination date other than the final determination date multiplied by the adjustment factor for such underlying stock on such determination date

Monthly coupon:	Unless the securities have been previously redeemed, a monthly coupon at an annual rate of 12.90% (corresponding to approximately $10.75 per month per security) is paid on each coupon payment date.
Coupon payment dates:

Monthly, on the 20th day of each month, beginning March 20, 2024; provided that if any such day is not a business day, that monthly coupon will be paid on the next succeeding business day and no adjustment will be made to any monthly coupon payment made on that succeeding business day. The monthly coupon for February 2026 will be paid on the maturity date.

Payment at maturity:	●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:	(i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period
●If the final share price of any underlying stock is less than its respective downside threshold level:

(i) the monthly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying stock.

Under these circumstances, investors will lose a significant portion, and may lose all, of their principal.

Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$971.10 per security. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$32.23	$967.77
Total	$1,550,000	$49,956.50	$1,500,043.50

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $32.23 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 31.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023  Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Terms continued from previous page:
Determination dates:

Starting after six months, monthly, on August 15, 2024, September 17, 2024, October 16, 2024, November 15, 2024, December 17, 2024, January 15, 2025, February 14, 2025, March 17, 2025, April 15, 2025, May 15, 2025, June 16, 2025, July 16, 2025, August 15, 2025, September 17, 2025, October 15, 2025, November 17, 2025, December 17, 2025 and January 14, 2026, subject to postponement for non-trading days and certain market disruption events.

Final determination date:	February 17, 2026, subject to postponement for non-trading days and certain market disruption events.
Redemption threshold level:

With respect to the ABNB Stock, $152.51, which is equal to 100% of its initial share price

With respect to the BKNG Stock, $3,716.84, which is equal to 100% of its initial share price

With respect to the EXPE Stock, $135.25, which is equal to 100% of its initial share price

With respect to the TCOM Stock, $41.25, which is equal to 100% of its initial share price

Downside threshold level:

With respect to the ABNB Stock, $76.255, which is equal to 50% of its initial share price

With respect to the BKNG Stock, $1,858.42, which is equal to 50% of its initial share price

With respect to the EXPE Stock, $67.625, which is equal to 50% of its initial share price

With respect to the TCOM Stock, $20.625, which is equal to 50% of its initial share price

Initial share price:

With respect to the ABNB Stock, $152.51, which is its closing price on the pricing date

With respect to the BKNG Stock, $3,716.84, which is its closing price on the pricing date

With respect to the EXPE Stock, $135.25, which is its closing price on the pricing date

With respect to the TCOM Stock, $41.25, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final determination date multiplied by the adjustment factor for such underlying stock on such date
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	61771WZT8 / US61771WZT88
Listing:	The securities will not be listed on any securities exchange.

February 2024  Page 2

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Investment Summary

Worst of Fixed Coupon Auto-Callable RevCons

Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc. and the American Depositary Shares of Trip.com Group Limited, which we refer to as the securities, provide an opportunity for investors to earn a fixed monthly coupon at an annual rate of 12.90%. In addition, if the determination closing price of each of the class A common stock of Airbnb, Inc., the common stock of Booking Holdings Inc., the common stock of Expedia Group, Inc. and the American depositary shares of Trip.com Group Limited is greater than or equal to its respective redemption threshold level on any monthly determination date (beginning after six months), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related monthly coupon. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final monthly coupon, either (i) if the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the stated principal amount, or (ii) if the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that reflects the full depreciation in the price of the worst performing underlying stock and that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. In addition, investors will not participate in the appreciation of any of the underlying stocks.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $971.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2024  Page 3

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed monthly coupon at an annual rate of 12.90%. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable monthly coupon, and the payment at maturity will vary depending on the final share price of each underlying stock, as follows:

Scenario 1

On any determination date (beginning after six months) other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective redemption threshold level.

￭The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the monthly coupon for the related monthly interest period. No further payments will be made on the securities once they have been redeemed.

￭Investors will not participate in any appreciation of any underlying stock.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final share price of each underlying stock is greater than or equal to its respective downside threshold level.

￭The payment due at maturity will be (i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period.

￭Investors will not participate in any appreciation of any underlying stock.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final share price of any underlying stock is less than its respective downside threshold level.

￭The payment due at maturity will be(i) the monthly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying stock.

￭Investors will lose a significant portion, and may lose all, of their principal in this scenario.

February 2024  Page 4

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities are redeemed early and the payment at maturity. The following examples are for illustrative purposes only. Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying stock on each monthly determination date (beginning after six months) other than the final determination date, and the payment at maturity will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share price, redemption threshold level and downside threshold level for each underlying stock are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Monthly Coupon:	12.90% per annum (corresponding to approximately $10.75 per month per security)[1]
Payment at Maturity:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period.

●If the final share price of any underlying stock is less than its respective downside threshold level: (i) the monthly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of the securities and could be zero

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the ABNB Stock: $150.00 With respect to the BKNG Stock: $3,000.00 With respect to the EXPE Stock: $130.00 With respect to the TCOM Stock: $40.00
Hypothetical Redemption Threshold Level:

With respect to the ABNB Stock: $150.00, which is 100% of its hypothetical initial share price

With respect to the BKNG Stock: $3,000.00, which is 100% of its hypothetical initial share price

With respect to the EXPE Stock: $130.00, which is 100% of its hypothetical initial share price

With respect to the TCOM Stock: $40.00, which is 100% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the ABNB Stock: $75.00, which is 50% of its hypothetical initial share price

With respect to the BKNG Stock: $1,500.00, which is 50% of its hypothetical initial share price

With respect to the EXPE Stock: $65.00, which is 50% of its hypothetical initial share price

With respect to the TCOM Stock: $20.00, which is 50% of its hypothetical initial share price

Hypothetical Adjustment Factor:	With respect to each underlying stock, 1.0

1 The actual monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical monthly coupon of $10.75 is used in these examples for ease of analysis.

February 2024  Page 5

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

How to determine whether the securities are redeemed early:

	Determination Closing Price			Early Redemption Amount*
	ABNB Stock	BKNG Stock	EXPE Stock	TCOM Stock
Hypothetical Determination Date 1	$60.50 (below its redemption threshold level)	$2,000.00 (below its redemption threshold level)	$78.00 (below its redemption threshold level)	$25.00 (below its redemption threshold level)	N/A
Hypothetical Determination Date 4	$198.00 (at or above its redemption threshold level)	$3,500.00 (at or above its redemption threshold level)	$97.50 (below its redemption threshold level)	$66.00(at or above its redemption threshold level)	N/A
Hypothetical Determination Date 10	$200.00 (at or above its redemption threshold level)	$3,480.00 (at or above its redemption threshold level)	$146.25 (at or above its redemption threshold level)	$84.00 (at or above its redemption threshold level)	$1,010.75 (the stated principal amount plus the monthly coupon for the related monthly interest period)

* The Early Redemption Amount includes the unpaid monthly coupon for the related monthly interest period.

If, on any determination date (beginning after six months) other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.

On hypothetical determination date 1, the ABNB Stock, the BKNG Stock, the EXPE Stock and the TCOM Stock all close below their respective redemption threshold levels. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 4, three underlying stocks close at or above their respective redemption threshold levels but the other underlying stock closes below its respective redemption threshold level. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 10, each underlying stock closes at or above its respective redemption threshold level. Accordingly, the securities are automatically redeemed following such determination date. You receive the early redemption payment, calculated as follows:

stated principal amount + monthly coupon = $1,000 + $10.75 = $1,010.75

No further payments will be made on the securities once they have been redeemed. Additionally, investors will not participate in any appreciation of the underlying stock.

The securities will not be redeemed early if the determination closing price of any underlying stock is less than the redemption threshold level for such underlying stock on the related determination date.

February 2024  Page 6

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

How to determine the payment at maturity:

In the following examples, the determination closing price of one or more underlying stocks is less than its respective redemption threshold level on each determination date prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price				Payment at Maturity (in addition to the monthly coupon of $10.75 with respect to the final monthly interest period)
	ABNB Stock	BKNG Stock	EXPE Stock	TCOM Stock
Example 1:	$105.00 (at or above its downside threshold level)	$3,300.00 (at or above its downside threshold level)	$146.25 (at or above its downside threshold level)	$69.00 (at or above its downside threshold level)	$1,000 (the stated principal amount)
Example 2:	$60.00 (below its downside threshold level)	$2,000.00 (at or above its downside threshold level)	$97.50 (at or above its downside threshold level)	$42.00 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock= $1,000 x ($60.00 / $150.00) = $400.00
Example 3:	$80.00 (at or above its downside threshold level)	$1,200.00 (below its downside threshold level)	$26.00 (below its downside threshold level)	$18.00 (below its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($26.00 / $130.00) = $200.00
Example 4:	$67.50 (below its downside threshold level)	$1,200.00 (below its downside threshold level)	$58.50 (below its downside threshold level)	$46.80 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($1,200.00 / $3,000.00) = $400.00
Example 5:	$45.00 (below its downside threshold level)	$1,200.00 (below its downside threshold level)	$52.00 (below its downside threshold level)	$8.00 (below its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($8.00 / $40.00) = $200.00

In example 1, the final share prices of the ABNB Stock, the BKNG Stock, the EXPE Stock and the TCOM Stock are all at or above their respective downside threshold levels. Therefore, investors receive the stated principal amount of the securities at maturity. Investors do not participate in the appreciation of any underlying stock.

In example 2, the final share prices of the BKNG Stock, the EXPE Stock and the TCOM Stock are above their respective downside threshold levels, but the final share price of the ABNB Stock is below its downside threshold level. Therefore, even though the BKNG Stock, the EXPE Stock and the TCOM Stock have appreciated in their values, investors are exposed to the downside performance of the ABNB Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In examples 3 and 4, the final share price of one underlying stock is at or above its downside threshold level, but the final share prices of the other underlying stocks are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity.

In example 3, the BKNG Stock has declined 60% from its initial share price to its final share price and the TCOM Stock has declined 55% from its initial share price to its final share price, while the EXPE Stock has declined 80% from its initial share price to its final share price. Therefore, investors are exposed to the downside performance of the EXPE Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In example 4, the ABNB Stock has declined 55% from its initial share price to its final share price and the EXPE Stock has declined 55% from its initial share price to its final share price, while the BKNG Stock has declined 60% from its initial share price to its final share price. Therefore, investors are exposed to the downside performance of the BKNG Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

February 2024  Page 7

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

In example 5, the final share prices of the ABNB Stock, the BKNG Stock, the EXPE Stock and the TCOM Stock are all below their respective downside threshold levels. In this example, the ABNB Stock has declined 70% from its initial share price to its final share price, the BKNG Stock has declined 60% from its initial share price to its final share price and the EXPE Stock has declined 60% from its initial share price to its final share price, while the TCOM Stock has declined 80% from its initial share price. Therefore, investors are exposed to the downside performance of the TCOM Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

If the final share price of any underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity. Under these circumstances, the payment at maturity will be significantly less than the principal amount of the securities and that could be zero.

February 2024  Page 8

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its respective downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the initial share price, on a 1-to-1 basis and you will receive a payment at maturity that is less than 50% of the stated principal amount and could be zero.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its respective initial share price, and the return on the securities will be limited to the monthly coupon that is paid for each monthly interest period.

￭The automatic early redemption feature may limit the term of your investment to approximately six months. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. The securities will be redeemed when the determination closing price of each underlying stock is greater than equal to its respective redemption threshold level on any monthly determination date (beginning after six months). If the securities are redeemed prior to maturity, you will receive no more monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing prices of the underlying stocks on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

ointerest and yield rates in the market,

otime remaining until the securities mature,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the final share prices of the underlying stocks,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Airbnb, Inc. Overview,” “Booking Holdings Inc. Overview,” “Expedia Group, Inc. Overview” and “Trip.com Group Limited Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity. The ABNB Stock began trading on December 10, 2020 and therefore has limited historical performance.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no

February 2024  Page 9

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers will carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of

February 2024  Page 10

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

these hedging or trading activities on or prior to the pricing date could increase the initial share price of an underlying stock, and, as a result, could potentially increase (i) the redemption threshold level for such underlying stock, which is the level at or above which such underlying stock must close on the determination dates in order for the securities to be redeemed (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level for such underlying stock, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the determination dates, and, accordingly, whether the securities are automatically called prior to maturity, and, if the securities are not called prior to maturity, the payout to you at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the redemption threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an automatic early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or nonoccurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying stock, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. For example, the IRS could seek to treat the securities as debt instruments subject to Treasury regulations governing contingent payment debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

February 2024  Page 11

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the four underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If the securities are not automatically redeemed prior to maturity and any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of the payment at maturity will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

￭No affiliation with the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stock issuers in connection with this offering.

￭There are risks associated with investments in securities linked to the value of equity securities issued by a foreign (and emerging market) company. The TCOM Stock is the American Depositary Shares of Trip.com Group Limited, which are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the American Depositary Shares of Trip.com Group Limited have been issued by a company in an emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The value of Trip.com Group Limited American depositary shares is subject to currency exchange rate risk. As Trip.com Group Limited has its main operations in China and derives its revenues in Chinese renminbi, fluctuations in the exchange rate between the Chinese renminbi and the U.S. dollar may affect the market price of the Trip.com Group Limited American Depositary Shares, which may consequently affect the market value of the securities. The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the Chinese government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The People’s Bank of China, the monetary authority in China, sets the spot rate of the Chinese renminbi, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the Chinese renminbi/U.S. dollar exchange rate. In the future, the Chinese government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of the Chinese renminbi in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in China, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the Chinese renminbi by the People’s Bank of China could result in significant movement in the value of the Chinese renminbi. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in China and the United States, including economic and political developments in other countries. The value of Trip.com Group Limited American Depositary Shares and thus the value of the securities as well as the payment at maturity or upon an automatic call may be affected by the actions of the Chinese government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

￭There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company. The TCOM Stock is the ADSs of Trip.com Group Limited and not the ordinary shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding

February 2024  Page 12

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of ordinary shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the securities.

￭We may engage in business with or involving the underlying stock issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stock issuers, which may or may not recommend that investors buy or hold the underlying stocks.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the final determination date, this may decrease the final share price of an underlying stock to be less than the downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

February 2024  Page 13

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Airbnb, Inc. Overview

Airbnb, Inc. operates a platform for booking accommodation and experiences. The ABNB Stock is registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Airbnb, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39778 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Airbnb, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the ABNB Stock is accurate or complete.

Information as of market close on February 16, 2024:

Bloomberg Ticker Symbol:	ABNB
Exchange:	Nasdaq
Current Stock Price:	$152.51
52 Weeks Ago:	$139.42
52 Week High (on 2/15/2024):	$157.69
52 Week Low (on 5/25/2023):	$104.42
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the ABNB Stock for each quarter from January 1, 2021 through February 16, 2024. The closing price of the ABNB Stock on February 16, 2024 was $152.51. The associated graph shows the closing prices of the ABNB Stock for each day from December 10, 2020 through February 16, 2024. The ABNB Stock began trading on December 10, 2020 and therefore has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the ABNB Stock may have been adjusted for stock splits and other corporate events. The historical performance of the ABNB Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the ABNB Stock at any time, including on the determination dates.

Class A Common Stock of Airbnb, Inc. (CUSIP 009066101)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	216.84	139.15	-
Second Quarter	190.03	132.50	-
Third Quarter	175.88	131.88	-
Fourth Quarter	207.21	156.38	-
2022
First Quarter	186.64	131.59	-
Second Quarter	177.02	89.08	-
Third Quarter	126.80	91.05	-
Fourth Quarter	119.95	82.49	-
2023
First Quarter	139.42	84.90	-
Second Quarter	128.68	104.42	-
Third Quarter	153.33	124.00	-
Fourth Quarter	147.50	114.09	-
2024
First Quarter (through February 16, 2024)	157.69	133.42	-

We make no representation as to the amount of dividends, if any, that Airbnb, Inc. may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Airbnb, Inc.

February 2024  Page 14

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Class A Common Stock of Airbnb, Inc. – Daily Closing Prices December 10, 2020* to February 16, 2024

* The underlying stock began trading on December 10, 2020 following an initial public offering and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the ABNB Stock or other securities of Airbnb, Inc. We have derived all disclosures contained in this document regarding the ABNB Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Airbnb, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Airbnb, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ABNB Stock (and therefore the price of the ABNB Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Airbnb, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the ABNB Stock.

February 2024  Page 15

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Booking Holdings Inc. Overview

Booking Holdings Inc. operates online travel and related services websites for consumers and local partners. The BKNG Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Booking Holdings Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36691 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Booking Holdings Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BKNG Stock is accurate or complete.

Information as of market close on February 16, 2024:

Bloomberg Ticker Symbol:	BKNG
Exchange:	Nasdaq
Current Stock Price:	$3,716.84
52 Weeks Ago:	$2,493.18
52 Week High (on 2/8/2024):	$3,840.22
52 Week Low (on 3/15/2023):	$2,415.73
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the BKNG Stock for each quarter from January 1, 2021 through February 16, 2024. The closing price of the BKNG Stock on February 16, 2024 was $3,716.84. The associated graph shows the closing prices of the BKNG Stock for each day from January 1, 2019 through February 16, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BKNG Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BKNG Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BKNG Stock at any time, including on the determination dates.

Common Stock of Booking Holdings Inc. (CUSIP 09857L108)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	2,461.78	1,886.09	-
Second Quarter	2,505.10	2,172.19	-
Third Quarter	2,491.35	2,067.55	-
Fourth Quarter	2,648.20	2,067.01	-
2022
First Quarter	2,703.26	1,817.16	-
Second Quarter	2,374.97	1,748.99	-
Third Quarter	2,151.34	1,643.21	-
Fourth Quarter	2,085.44	1,634.61	-
2023
First Quarter	2,652.41	2,032.21	-
Second Quarter	2,780.98	2,508.77	-
Third Quarter	3,243.01	2,632.69	-
Fourth Quarter	3,566.65	2,742.69	-
2024
First Quarter (through February 16, 2024)	3,840.22	3,408.14	-

We make no representation as to the amount of dividends, if any, that Booking Holdings Inc. may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Booking Holdings Inc.

February 2024  Page 16

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Common Stock of Booking Holdings Inc. – Daily Closing Prices January 1, 2019 to February 16, 2024

This document relates only to the securities referenced hereby and does not relate to the BKNG Stock or other securities of Booking Holdings Inc. We have derived all disclosures contained in this document regarding the BKNG Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Booking Holdings Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Booking Holdings Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BKNG Stock (and therefore the price of the BKNG Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Booking Holdings Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BKNG Stock.

February 2024  Page 17

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Expedia Group, Inc. Overview

Expedia Group, Inc., an online travel company, provides tools and information through technology to help business and leisure travelers plan and book travel. Information provided to or filed with the Securities and Exchange Commission by Expedia Group, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37429 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Expedia Group, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the EXPE Stock is accurate or complete.

Information as of market close on February 16, 2024:

Bloomberg Ticker Symbol:	EXPE
Exchange:	Nasdaq
Current Stock Price:	$135.25
52 Weeks Ago:	$111.53
52 Week High (on 2/8/2024):	$159.47
52 Week Low (on 5/4/2023):	$89.17
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the EXPE Stock for each quarter from January 1, 2021 through February 16, 2024.   The closing price of the EXPE Stock on February 16, 2024 was $135.25.  The associated graph shows the closing prices of the EXPE Stock for each day from January 1, 2019 through February 16, 2024.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical closing prices of the EXPE Stock may have been adjusted for stock splits and other corporate events. The historical performance of the EXPE Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the EXPE Stock at any time, including on the determination dates.

Common Stock of Expedia Group, Inc. (CUSIP 30212P303)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	185.27	123.21	-
Second Quarter	177.87	159.90	-
Third Quarter	171.99	137.79	-
Fourth Quarter	188.43	154.43	-
2022
First Quarter	213.80	157.01	-
Second Quarter	198.20	94.02	-
Third Quarter	117.16	89.43	-
Fourth Quarter	106.84	83.69	-
2023
First Quarter	121.45	87.68	-
Second Quarter	111.99	89.17	-
Third Quarter	122.53	98.67	-
Fourth Quarter	155.31	93.08	-
2024
First Quarter (through February 16, 2024)	159.47	131.11	-

We make no representation as to the amount of dividends, if any, that Expedia Group, Inc. may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Expedia Group, Inc.

February 2024  Page 18

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Common Stock of Expedia Group, Inc. – Daily Closing Prices January 1, 2019 to February 16, 2024

This document relates only to the securities referenced hereby and does not relate to the EXPE Stock or other securities of Expedia Group, Inc. We have derived all disclosures contained in this document regarding the EXPE Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Expedia Group, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Expedia Group, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EXPE Stock (and therefore the price of the EXPE Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Expedia Group, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the EXPE Stock.

February 2024  Page 19

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Trip.com Group Limited Overview

Trip.com Group Limited, based in Shanghai, China and incorporated in the Cayman Islands, operates an online travel platform. The TCOM Stock is registered under the Exchange Act.  Information provided to or filed with the Securities and Exchange Commission by Trip.com Group Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-33853 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Trip.com Group Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TCOM Stock is accurate or complete.

Information as of market close on February 16, 2024:

Bloomberg Ticker Symbol:	TCOM
Exchange:	Nasdaq
Current Stock Price:	$41.25
52 Weeks Ago:	$38.05
52 Week High (on 8/10/2023):	$41.36
52 Week Low (on 5/25/2023):	$31.21
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the TCOM Stock for each quarter from January 1, 2021 through February 16, 2024.   The closing price of the TCOM Stock on February 16, 2024 was $41.25.  The associated graph shows the closing prices of the TCOM Stock for each day from January 1, 2019 through February 16, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical closing prices of the TCOM Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TCOM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the TCOM Stock at any time, including on the determination dates.

American Depositary Shares of Trip.com Group Limited (CUSIP 89677Q107)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	44.57	31.15	-
Second Quarter	41.85	35.14	-
Third Quarter	35.49	23.99	-
Fourth Quarter	32.72	21.74	-
2022
First Quarter	30.42	16.75	-
Second Quarter	27.90	19.35	-
Third Quarter	28.87	24.43	-
Fourth Quarter	35.46	20.36	-
2023
First Quarter	40.06	34.79	-
Second Quarter	37.80	31.21	-
Third Quarter	41.36	33.72	-
Fourth Quarter	36.67	32.09	-
2024
First Quarter (through February 16, 2024)	41.25	34.95	-

We make no representation as to the amount of dividends, if any, that Trip.com Group Limited may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the American depositary shares of Trip.com Group Limited.

February 2024  Page 20

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

American Depositary Shares of Trip.com Group Limited – Daily Closing Prices January 1, 2019 to February 16, 2024

This document relates only to the securities referenced hereby and does not relate to the TCOM Stock or other securities of Trip.com Group Limited. We have derived all disclosures contained in this document regarding the TCOM Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Trip.com Group Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Trip.com Group Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TCOM Stock (and therefore the price of the TCOM Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Trip.com Group Limited could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TCOM Stock.

February 2024  Page 21

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any monthly coupon payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying stock:	The accompanying product supplement refers to each underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the ABNB Stock, Airbnb, Inc.

With respect to the BKNG Stock, Booking Holdings Inc.

With respect to the EXPE Stock, Expedia Group, Inc.

With respect to the TCOM Stock, Trip.com Group Limited

The accompanying product supplement refers to each underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of maturity date:

If the scheduled final determination date is not a trading day or if a market disruption event with respect to any underlying stock occurs on that day so that the final determination date for any underlying stock is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Postponement of coupon payment dates:	If a coupon payment date (including the maturity date) is postponed, no adjustment shall be made to any monthly coupon paid on that postponed date.
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more underlying stocks, (i) there occurs any reclassification or change of such underlying stock or the underlying ordinary shares represented by the TCOM Stock (the “TCOM ordinary shares”), as applicable, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock or the TCOM ordinary shares, as applicable (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the redemption threshold level for the affected underlying stock, and the determination closing prices (or exchange property values, if applicable) of the other underlying stocks are also greater than or equal to their respective redemption threshold levels, the securities will be automatically redeemed for an early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final determination date is greater than or equal to the

February 2024  Page 22

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

respective downside threshold level, and the final share prices of the other underlying stocks (or exchange property values, as applicable) are also greater than their respective downside threshold levels: (i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period.

➢If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price(s) (or exchange property value(s), if applicable) of any other underlying stock is less than its respective downside threshold level: the monthly coupon for the final interest period plus:

➢If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by the (ii) share performance factor of the worst performing underlying stock.

➢If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

In the event that the TCOM Stock is no longer listed on a primary U.S. securities exchange and the TCOM ordinary shares are listed on a primary U.S. securities exchange, the calculation agent in its sole discretion will adjust the adjustment such that the product of the last reported sale price of the TCOM Stock and the adjustment factor at the last time the TCOM Stock were listed equals the product of the last reported sale price of the TCOM ordinary shares and the adjusted adjustment factor at such time, and the TCOM ordinary shares will take the place of the TCOM Stock.

In the event that the TCOM Stock issuer or the depositary for the TCOM Stock elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the TCOM ordinary shares that are represented by each underlying stock, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the TCOM Stock than with respect to the TCOM ordinary shares, the calculation agent will adjust the adjustment factor based solely on the effect of such event on the TCOM Stock.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the redemption threshold level or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references

February 2024  Page 23

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to an adjustment factor will be made up to the close of business on the final determination date.

No adjustments to an adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock. However, the calculation agent may, in its sole discretion, make additional changes to the adjustment factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the underlying shares that are American depositary shares (and/or other exchange property), but only to reflect such changes, and not with the aim of changing relative investment risk.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to an adjustment factor or method of calculating an adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as monthly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash

February 2024  Page 24

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

amount due with respect to the monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2024  Page 25

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

●purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)  a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying stock; and

(ii)  a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of

February 2024  Page 26

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, we have determined that the Yield on the Deposit is 4.9240% per annum, paid monthly, and that the remaining portion of the coupon payments on the securities is attributable to the premium on the Put Right (the “Put Premium”) as set forth below:

Underlying Stock

Coupon Rate

Yield on the Deposit

Put Premium

ABNB

BKNG

EXPE

TCOM

12.90% p.a.

4.9240% p.a.

7.9760% p.a.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

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Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

Receipt of a Cash Amount Based on the Performance of the Worst Performing Underlying Stock upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in

February 2024  Page 28

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

●the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

●the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

●the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

●the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding

February 2024  Page 29

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been

February 2024  Page 30

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as interest or other FDAP income). While the treatment of the securities is unclear, you should assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks and in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the initial share price of an underlying stock, and, as a result, could potentially increase (i) the redemption threshold level for such underlying stock, which is the level at or above which such underlying stock must close on the determination date in order for the securities to be redeemed (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level, for such underlying stock which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close on each determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the underlying stocks, options contracts relating to the underlying stocks or any other available securities or instruments that we may wish to use in connection with such hedging activities. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $32.23 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL,

February 2024  Page 31

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due February 20, 2026, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Class A Common Stock of Airbnb, Inc., the Common Stock of Booking Holdings Inc., the Common Stock of Expedia Group, Inc., and the American Depositary Shares of Trip.com Group Limited

Principal at Risk Securities

authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2023, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2023.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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